UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

13215 Bee Cave Parkway

Suite 125, Galleria Oaks B

Austin, Texas 78738

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code )

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VOLITIONRX LIMITED

Form 8-K

Current Report

Item 1.01. Entry into a Material Definitive Agreement.

On March 28, 2022, Belgian Volition SRL (the “Company”), a wholly-owned subsidiary of VolitionRx Limited (“Volition”) entered into a License and Supply Agreement (the “License Agreement”) with Heska Corporation (“Heska”), pursuant to which the Company granted Heska worldwide exclusive rights to sell the Nu.Q® Vet Cancer Screening Test at the point of care (“POC”) initially for the screening of lymphoma and hemangiosarcoma in dogs (“Canine Lymphoma & HSA”), and non-exclusive rights to sell its Nu.Q® Vet Cancer Screening Test in kit format (“Kits”) through Heska’s network of central reference laboratories (“Central Lab”) initially for Canine Lymphoma & HSA.

Under the terms of the License Agreement, the Company will receive an upfront payment of $10 million, and is eligible to receive a further payment of $6.5 million upon Heska commercially launching a POC screening test for Canine Lymphoma & HSA. The Company is also eligible to receive an additional $11.5 million upon the achievement of certain other near and mid-term milestones, which expand the license to cover the use of the Nu.Q® Vet Cancer Screening Test to include monitoring and felines. Any further expansion of the License Agreement to cover other cancer and non-cancer indications is subject to negotiation between the parties.

The Company will supply Central Lab Kits and will receive a pre-agreed price per test of approximately $10, adjusted annually for inflation, which is a discounted price to reflect Heska’s upfront payment. The price per test for POC key components (“Key Components”) is also discounted to reflect the lower cost to the Company and additional assembly costs for Heska, as well as consideration for Heska’s upfront and milestone payments. Heska will assemble the Key Components for use at the POC, and is additionally responsible for marketing and distribution efforts and related costs.

The License Agreement may be terminated by either party for a material breach by the other party, subject to notice and cure provisions, or in the event of the other party’s insolvency. Heska also has the option to terminate if it is unable to adapt the Key Components for use on any POC platform. Unless earlier terminated, the License Agreement will continue in effect for an initial term of 22 years for POC and 5 years for Central Lab, with the Central Lab term then continuing on a rolling one-year basis for the POC term.

The foregoing description of the material terms of the License Agreement is qualified in its entirety by reference to the complete text of the License Agreement, which Volition intends to file, with confidential terms redacted, with the Securities and Exchange Commission as an exhibit to Volition’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022.

Item 7.01 Regulation FD Disclosure.

On March 29, 2022, Volition issued a press release regarding the transaction described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K, and Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing and except as expressly provided by specific reference in such filing.

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Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release of VolitionRx Limited, dated March 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL (eXtensible Business Reporting Language) document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: March 29, 2022	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of VolitionRx Limited, dated March 29, 2022.

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